Exhibit 10.44

FIRST AMENDMENT

FIRST AMENDMENT, dated as of August 13, 2008 (this “Amendment”), to the Credit Agreement, dated as of March 7, 2007 (as amended, supplemented or modified from time to time, the “Credit Agreement”), among Domtar Corporation, a Delaware corporation (the “Parent Borrower”), Domtar Paper Company, LLC, a Delaware limited liability company, Domtar Inc., a Canadian corporation, the banks and other financial institutions or entities from time to time party thereto, Bank of America, N.A., Royal Bank of Canada and The Bank of Nova Scotia, as co-documentation agents, Morgan Stanley Senior Funding, Inc., as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Parent Borrower has requested that amendments be made to the Credit Agreement as provided herein; and

WHEREAS, the Administrative Agent and the Lenders are willing to effect such amendments, but only on the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

I. Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

II. Amendments to Credit Agreement.

1. Amendments to Section 1.1 (Defined Terms). Section 1.1 of the Credit Agreement is hereby amended by inserting in proper alphabetical order the following definition:

“Consolidated Senior Secured Leverage Ratio”: as at the last day of any period of four fiscal quarters, the ratio of (a) the aggregate principal amount of all Indebtedness of the Parent Borrower and its Subsidiaries at such date (excluding the face amount of undrawn letters of credit and excluding Guaranteed Obligations to the extent not due) that is secured by a Lien on any assets of the Parent Borrower or its Subsidiaries, determined on a consolidated basis in accordance with GAAP to (b) Consolidated EBITDA for such period.

2. Amendment to Section 7.14 (Optional Payments and Modifications of Certain Debt Instruments). Section 7.14 of the Credit Agreement is hereby amended by inserting the language below immediately prior to the “.” at the end of said Section 7.14:

“, except the Parent Borrower and any of its Subsidiaries may make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to all or a portion of the 7.875% Debentures due 2011 so long as, at the time thereof and after giving effect thereto (including, for the avoidance of doubt, the use of proceeds of any Revolving Loans or Swingline Loans borrowed in connection therewith), (i) the Consolidated Senior Secured Leverage Ratio determined on a pro forma basis is equal to or less than 1.50 to 1.00, (ii) the aggregate Available Revolving Commitments is equal to or more than 50% of the Revolving Commitments and (iii) no Default or Event of Default shall have occurred and be continuing”

III. Conditions to Effectiveness. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which each of the following conditions have been satisfied:

1. The Borrowers, the Administrative Agent and the Required Lenders shall have executed and delivered this Amendment to the Administrative Agent.

2. The Administrative Agent shall have received for the account of each Lender that executes and delivers its signature page to the Administrative Agent no later than 12:00 noon (ET) on August 13, 2008 an amendment fee equal to 0.125% of such Lender’s Revolving Commitment and Term Loans then outstanding.

IV. General.

1. Representations and Warranties. To induce the Lenders to enter into this Amendment, the Borrowers hereby represent and warrant to all of the Lenders as of the Amendment Effective Date (after giving effect to this Amendment) that:

(a) No Default or Event of Default shall have occurred and be continuing; and

(b) The representations and warranties made by any Loan Party in and pursuant to the Loan Documents are true and correct in all material respects, after giving effect to this Amendment, on and as of the Amendment Effective Date as if made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

2. Payment of Expenses. The Parent Borrower agrees to pay and reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, including without limitation, the reasonable fees and disbursement of one primary counsel to the Administrative Agent (and if necessary or, in the reasonable judgment of the Administrative Agent, advisable, one local counsel in each relevant jurisdiction (which, for the avoidance of doubt, may include Canada)).

3. No Other Modifications; Confirmation. Except as expressly modified hereby, the provisions of the Credit Agreement are and shall remain in full force and effect. Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any Loan Document in similar or different circumstances.

4. Governing Law; Counterparts.

(a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

(b) This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, the undersigned Borrowers have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written and the Subsidiary Guarantors hereby consent and agree to this Amendment as of the date hereof and reaffirm their obligations under the Loan Documents to which they are party.

[Loan Parties Pages Provided Separately]